UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2023

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8631 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(209) 274-9143

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2023 (the “Effective Date”), Purebase Corporation, a Nevada corporation (the “Company”), entered into a line of credit agreement (the “Line of Credit Agreement”) with U.S. Mine Corp., a Nevada corporation and affiliate of the Company (“USMC”), pursuant to which USMC will make a line of credit available to the Company, in the maximum principal amount of $1,000,000, for a period of one year (the “Line of Credit”). Subject to the terms of the Line of Credit Agreement, each loan advance will be made by USMC upon three business days’ prior written request by the Company. The Company will use the proceeds from the Line of Credit for working capital and other general corporate purposes.

On the Effective Date, the Company issued USMC an unsecured convertible grid promissory note (the “Grid Note”) to evidence the amounts loaned by USMC under the Line of Credit. The Grid Note has a stated maturity date of July 10, 2024 (the “Maturity Date”). The principal amount of the Grid Note will be adjusted from time to time to reflect the amounts of any loans made to the Company by USMC and/or any payments made to USMC by the Company prior to the Maturity Date. Interest is payable on the unpaid principal amount of the Grid Note at a rate of 8% per annum; provided, however, that any amount of principal not paid when due will bear interest at a default interest rate equal of 13% per annum. The Company may prepay the principal amount of the Grid Note, together with any accrued but unpaid interest thereon, at any time without penalty. On the Maturity Date, USMC may, in its sole discretion, choose to convert all or part of the outstanding principal amount of the Grid Note, together with accrued and unpaid interest due thereon, into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price of $0.10 per share. The conversion price and number of shares of the Company’s common stock issuable upon conversion are subject to adjustment from time to time for any subdivision or consolidation of the Company’s shares and standard dilutive events. Upon the Company’s voluntary or involuntary bankruptcy, the full principal amount of the Grid Note, together with any other amounts owing in respect thereof, will automatically become immediately due and payable. Upon the occurrence of any other event of default, as specified in the Grid Note, the full principal amount of the Grid Note, together with any other amounts owing in respect thereof, may become immediately due and payable at USMC’s election.

A. Scott Dockter, the principal executive officer and a director of the Company, and John Bremer, a director of the Company, are also officers, directors and principal shareholders of USMC.

The foregoing descriptions of the Line of Credit Agreement and Grid Note are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of any Conversion Shares upon the conversion of any amounts due under the Grid Note will be exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	8% Unsecured Convertible Grid Promissory Note
10.1	Line of Credit Agreement, dated July 10, 2023, between the Company and U.S. Mine Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: July 13, 2023	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer